Exhibit 10.8

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 2nd day of May, 2011, between ARE-MA REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and VERASTEM, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	215 First Street, Cambridge, MA 02142

Premises:	That portion of the Building (as defined below), known as Suite 440, containing approximately 7,484 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Shared Science Facility:	That portion of the Building depicted as the “Shared Science Facility” on Exhibit B attached hereto, subject to adjustment and relocation by Landlord from time to time.

Shared Conference Facility:	That portion of the Building depicted as the “Shared Conference Facility” on Exhibit C attached hereto, subject to adjustment and relocation by Landlord from time to time.

Project:	The real property on which the Building is located, together with all improvements thereon and appurtenances thereto as described on Exhibit D.

Building:	That building located on the Project and commonly known and numbered as 215 First Street, Cambridge, Massachusetts.

Base Rent:	$46.00 per rentable square foot of the Premises per year, subject to adjustments as set forth in Section 3 below.

Rent Adjustment Amount:	$1.25 per rentable square foot of the Premises per year

Rentable Area of Premises:	Approximately 7,484 rentable square feet.

Rentable Area of Project:	Approximately 366,719 rentable square feet.

Tenants Share:	2.04%.

Tenant’s Percentage Share (Science Facility):	8.80%

Security Deposit:	$86,066.00

Target Commencement Date:	May 15, 2011

Term:	Beginning on the Commencement Date and ending 41 months from the first day of the first full month commencing on or after the Commencement Date.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 6 hereof.

Address for Rent Payment:	Landlord’s Notice Address:	Tenant’s Notice Address:
P.O. Box 975383	385 East Colorado Boulevard,	215 First Street, Suite 340
Dallas. TX 75397-5383	Suite 299	Cambridge, MA 02142
	Pasadena, CA 91101	Attention: Lease Administrator
Attention: Corporate Secretary
Facsimile: 626-578-0770

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL
RIGHTS RESERVED. Confidential and Proprietary – Do Not
Copy or Distribute. Alexandria and the Alexandria Logo are
registered trademarks of Alexandria Real Estate Equities, Inc.

1.             Lease of Premises; Right to Use Common Areas; License to Shared Areas.

(a)           Lease of Premises; Common Areas.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project that are for the non-exclusive use of tenants of the Project (including but not limited to the restrooms, elevators, stairways, lobbies, corridors, walkways and Building entrances) are collectively referred to herein as the “Common Areas.” Tenant shall have the non-exclusive right to use the Common Areas of the Project, excluding the Shared Science Facility and Shared Conference Facility to which Tenant’s rights are as set forth in Section 1(b) below.  Landlord reserves the right to modify, reconfigure and relocate the Common Areas, provided that such modifications, reconfigurations or relocations do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.  Notwithstanding the foregoing, no interruption in Building Systems, services or Utilities, from any cause whatsoever, in connection with any work to effect any such modification, reconfiguration or relocation shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Landlord reserves the right to change the form of ownership of the Project or any part thereof.

(b)           Shared Science Facility; Shared Conference Facility.  Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall execute and deliver to Landlord a license agreement in the form attached as Exhibit E attached hereto (the “License Agreement”).  Tenant shall have the non-exclusive right to use the Shared Science Facility and Shared Conference Facility pursuant to the terms and conditions of the License Agreement.  Tenant shall have no right to use or access the Shared Science Facility or Shared Conference Facility, except as provided in the License Agreement.

2.             Delivery; Acceptance of Premises; Commencement Date.  Landlord shall deliver the Premises (“Delivery” or “Deliver”) to Tenant 1 business day after the mutual execution and delivery of this Lease by the parties.

The “Commencement Date” shall be the date Landlord Delivers the Premises to Tenant.  The “Rent Commencement Date” shall be the date that is 5 months after the Commencement Date.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit G; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  The “Term” of this Lease shall be as defined above in the Basic Lease Provision and the Extension Term which Tenant may elect pursuant to Section 35 hereof.

Except as set forth in this Lease all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.  Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.

3.             Base Rent.

(a)           Base Rent for the month in which the Rent Commencement Date occurs and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord.

Commencing on the Rent Commencement Date, Tenant shall pay to Landlord in advance, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office or address of Landlord for payment of Rent set forth above.  Payments of Base Rent for any fractional calendar month shall be prorated.  Except as expressly provided in Section 15 below, Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder.  If the Rent Commencement Date is other than the first day of a calendar month, the difference between the first full calendar month’s Base Rent paid pursuant to the first sentence of this Section 3(a), and the prorated Base Rent for the fractional month in which the Rent Commencement Date occurs shall be applied by Landlord to the first full calendar month after the Rent Commencement Date.  Base Rent shall be increased on each anniversary of the Commencement Date (each an “Adjustment Date”) by adding the Rent Adjustment Amount to the Base Rent payable per rentable square foot of the Premises per year immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as otherwise provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

(b)           In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of Project Operating Expenses and Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses (each as defined in Section 4), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.  Tenant’s obligation to pay Base Rent and Additional Rent hereunder are collectively referred to herein as “Rent”.

4.             Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Project Operating Expenses and Science Facility Operating Expenses for each calendar year during the Term (together, the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of Project Operating Expenses and 1/12th of Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses, each as shown on the Annual Estimate.  Payments for any fractional calendar month shall be prorated.  As used herein the term “Operating Expenses” shall mean collectively the Project Operating Expenses and the Science Facility Operating Expenses (as such terms are hereinafter defined); and the term “Tenant’s Share of Operating Expenses” shall mean collectively Tenant’s Share of Project Operating Expenses and Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses.

The term “Project Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined below in this Section 4), transportation services (including costs associated with Landlord’s participation in the EZ-Ride shuttle or a successor shuttle service), reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and replacements, and those capital improvements the purpose of which is to reduce Project Operating Expenses and/or to comply with Legal Requirements first made effective after the date of this Lease, which capital repairs, replacements and capital improvements are in each case amortized over the lesser of 7 years and the useful life of such capital items, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 4.0% of Base Rent (including Base Rent that would have been payable for the period commencing in the Commencement Date through the Rent Commencement Date)) excluding only:

(a)           the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b)           capital expenditures for expansion of the Project or capital improvements that are not for the purpose of reducing Project Operating Expenses and/or complying with Legal Requirements first made effective after the date of this Lease;

(c)           interest, principal payments of Mortgage (as defined in Section 23) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)           depreciation of the Project (except for those capital improvements, the cost of which are includable in Project Operating Expenses as provided above in this Section 4);

(e)           advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)            legal and other expenses incurred in the negotiation or enforcement of leases;

(g)           completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h)           costs of utilities outside normal business hours sold to tenants of the Project;

(i)            costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j)            salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k)           general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l)            costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m)          costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 6);

(n)           penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o)           overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p)           costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q)           costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by landlord;

(r)            costs incurred in the sale or refinancing of the Project;

(s)           net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t)            any expenses otherwise includable within Project Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project; and

(u)           costs incurred in connection with the clean-up, response action or remediation of Hazardous Materials on the Project or in the Premises that Tenant demonstrates to Landlord’s reasonable satisfaction were present on the Project or in the Premises prior to the date of this Lease, except to the extent Tenant and/or any of the Tenant Parties have exacerbated or contributed to such contamination.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the actual totals of Project Operating Expenses, Science Facility Operating Expenses, Tenant’s Share of Project Operating Expenses and Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses, in each case for the previous calendar year, and (b) the total of Tenant’s payments in respect of Project Operating Expenses and Science Facility Operating Expenses for such year.  If Tenant’s Share of actual Project Operating Expenses for such year exceeds Tenant’s payments of Project Operating Expenses for such year, or if Tenant’s Percentage Share (Science Facility) of actual Science Facility Operating Expenses for such year exceeds Tenant’s payments of Science Facility Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Project Operating Expenses for such year exceed Tenant’s Share of actual Project Operating Expenses for such year, or if Tenant’s payments of Science Facility Operating Expenses for such year exceed Tenant’s Percentage Share (Science Facility) of actual Science Facility Operating Expenses for such year, Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Project Operating Expenses or Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Project Operating Expenses or Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Project Operating Expenses for the calendar year in question exceeded Tenant’s Share of Project Operating Expenses for such calendar year, or that the payments actually made by Tenant with respect to Science Facility Operating Expenses for the calendar year in question exceeded Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Project Operating Expenses for such calendar year were less than Tenant’s Share of Project Operating Expenses for the calendar year, or that Tenant’s payments with respect to Science Facility Operating Expenses for such calendar year were less than Tenant’s Percentage Share (Science Facility) of Science Facility Operating Expenses, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Project Operating Expenses and Science Facility Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.

Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall include Operating Expenses for whole calendar months in such calendar years and any partial calendar months shall be prorated.  Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, for such year those expenses included in Tenant’s Share of Project Operating Expenses that vary with the level of occupancy of the Building shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  “Tenant’s Percentage Share (Science Facility)” means the percentage set forth in the Basic Lease Provisions, which Tenant’s Percentage Share (Science Facility) shall be subject to further adjustment for changes in the physical size of the Shared Science Facility or the Premises occurring after the date of this Lease, and may be equitably increased for any item of expense or cost reimbursable that is specific to Tenant or that varies with occupancy or use or to address variations in occupancy or use of the Shared Science Facility among Tenant and other tenants.  In the event that Tenant’s Share is adjusted based on a remeasurement of the Premises as set forth above, Tenant’s Percentage Share (Science Facility) shall be subject to a corresponding adjustment.  “Science Facility Operating Expenses” means Landlord’s determination of all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Shared Science Facility at the Project (including, without duplication, water, sewer, electricity, gas and any other utilities serving such facilities, maintenance and repairs (including without limitation maintenance contracts) for such facilities and equipment therein, reasonable reserves consistent with good business practice for future repairs and replacements, capital repairs and replacements, and those capital improvements the purpose of which is to reduce Science Facility Operating Expenses and/or to comply with Legal Requirements first made effective after the date of this Lease, which capital repairs, replacements and capital improvements are in each case amortized over the lesser of 7 years and the useful life of such capital items, the contractor fees and expenses and/or salaries, wages, benefits and other compensation paid to any personnel as may be assigned in whole or in part to such facilities, and any Taxes assessed by a Governmental Authority (as defined below) with a valuation allocated to the Shared Science Facility in the Project, but excluding the same kinds of exclusions enumerating in clauses (a) through (u) above with respect to Project Operating Expenses.  For purposes of clarification, the parties agree that those specific expense items actually included in Science Facility Operating Expenses in a year shall not also be included as Project Operating Expenses in the same year.

Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises, the Shared Science Facility, or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises, the Shared Science Facility, or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee, charge, tax or assessment on Landlord’s business or occupation of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, nor franchise, conveyance or excise taxes.  Project Operating Expenses hereunder shall also include the cost of tax monitoring services provided to Landlord with respect to the Project.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.  If landlord shall receive any abatement or refund of Taxes that does not derive from any vacancy in the Building or rent losses and such abatement or refund is for a time period for which Tenant has made payments during the Term, then out of any balance remaining after deducting Landlord’s expenses incurred in obtaining such refund or abatement, Landlord shall, at Landlord’s option, either (i) credit the excess amount determined by Landlord to be attributable to the Premises to the next succeeding installments of estimated Taxes or (ii) pay the excess amount determined by Landlord to be attributable to the Premises to Tenant within 30 days after delivery of the Annual Statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay such excess amount determined by Landlord to be attributable to the Premises to Tenant after deducting all other amounts due Landlord.  Nothing contained in this Lease shall obligate Landlord to seek a refund or abatement of Taxes.

5.             Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft (which may be presented by delivery by overnight courier) at the financial institution’s offices in the United States.  With respect to any Letter of Credit given as a Security Deposit or Additional Security Deposit (as defined below) hereunder, if Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit and, if applicable, the Additional Security Deposit.  The Security Deposit and Additional Security Deposit, if any, shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit and, if any, Additional Security Deposit do not constitute an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 16), Landlord may use all or any part of the Security Deposit and, if any, the Additional Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon any such use of all or any portion of the Security Deposit and/or Additional Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the

Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

6.             Use.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, “Legal Requirements”).  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.

7.             Holding Over.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of the Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including, if Tenant holds over in excess of 30 days, consequential damages suffered by Landlord.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

8.             Parking.  Subject to all matters of record, Force Majeure, a casualty or Taking (as defined in Section 15 below) and the exercise by Landlord of its rights hereunder, Landlord shall make available to Tenant at then-current market rates from time to time a license for 8 parking spaces in the surface parking lots at the Project or at the “Brown Lot” at 100 Binney Street, Cambridge, Massachusetts, all of such parking spaces to be on a non-reserved basis.  As of the Commencement Date, the market parking rate for the parking spaces in such surface lots is $220 per parking space per month.  Tenant shall have the right but not the obligation to license such 8 parking spaces.  Tenant shall notify Landlord prior to the Commencement Date as to how many of the 8 parking spaces that Tenant will license hereunder and Tenant shall give Landlord 30 days’ notice if it wishes to license additional spaces, up to 8 spaces in the aggregate hereunder.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including without limitation other tenants of the Project.  Landlord shall have the right, exercisable by notice to Tenant given at any time during the Term, to relocate all or a portion of the parking spaces made available to Tenant hereunder to another location within a 10-minute walk of the Building.

9.             Utilities, Services.

(a)           Landlord shall provide, subject to the terms of this Section 9, water, electricity, heat, air conditioning, light, power, passenger elevator service, telephone (to the central demarcation room only), sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and, for the office portion of the Premises only, refuse and trash collection and janitorial services (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Electricity serving the Premises will be separately submetered.  The installation of such submeter for electricity shall be paid for by Landlord.  Landlord may cause, at Landlord’s expense, any other Utilities to be separately metered or charged directly to Tenant by the provider.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

(b)           Tenant shall provide janitorial services and trash collection for the laboratory portion of the Premises, and Landlord shall provide as an Operating Expense janitorial services to the office portion of the Premises and a dumpster and/or compactor at the loading dock for use by Tenant in common with others entitled thereto for the disposal of non-hazardous and non-controlled substances and material.

(c)           Tenant may use the freight elevator and loading dock in common with others entitled thereto at no additional charge.  The regular hours of operation of the freight elevator and loading dock are 24 hours per day, 7 days per week, subject to downtime for maintenance and repairs.

(d)           Landlord’s sole obligation for providing standby generators or any other standby power equipment, systems, furnishings or personal property, whether or not affixed to the Building (collectively, the “Equipment”) shall be (i) to provide such Equipment as is determined by Landlord in its sole and absolute discretion, and (ii) to contract with a third party (determined by Landlord to be qualified) to maintain the Equipment that is deemed by Landlord (in its reasonable professional discretion) to need periodic maintenance per the manufacturer’s standard maintenance guidelines.  Landlord shall have no obligation to provide Tenant with operational Equipment, back-up Equipment or back-up utilities or to supervise, oversee or confirm that the third party maintaining the Equipment is maintaining the Equipment as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the Equipment when such Equipment is not operational, including any delays thereto due to the inability to obtain parts or replacements, Landlord shall have no obligation to provide Tenant with alternative or back-up Equipment or alternative sources of utilities.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Equipment will be operational at all times, will function or perform adequately, or that emergency power will be available to the Premises when needed, and Landlord shall not be liable for any damages resulting from the failure of such Equipment.  Tenant hereby releases Landlord from and against any and all claims arising directly or indirectly out of or relating to the Equipment, or the existence, use of failure thereof, unless caused solely by the willful misconduct or gross negligence of Landlord.  The terms of this Section 9(d) shall survive the expiration or earlier termination of this Lease.

10.           Alterations; Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 11(a) below) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed.  If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as landlord may deem appropriate in Landlord’s reasonable discretion.  Tenant agrees to take such steps as may be required, or as otherwise directed by Landlord, with respect to contractors and subcontractors performing any Alterations to ensure that no labor disruption, strikes, pickets, protests or other similar labor actions occur on or about the Premises in connection with the performance of work on any Alterations.  Any request for approval of Alterations shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the Alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, within 20 days after demand Landlord’s out-of-pocket expenses for plan review, coordination, scheduling and supervision in connection with any Alterations.

Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit H attached hereto, (ii) any items agreed by landlord in writing to be included on Exhibit H in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not installed by landlord or its contractor which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid installed by Landlord or its contractor as part of the Tenant Improvements, Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 24 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease.  If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building’s plumbing, electrical or other Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

11.           Repairs.

(a)           Landlord’s Repairs.  Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (individually, a “Tenant Party” and collectively, “Tenant Parties”) excluded.  Landlord shall repair losses and damages caused by Tenant or any Tenant Party at Tenant’s sole cost and expense.  Such maintenance and repairs by Landlord under this Section shall include Landlord’s making such replacements as Landlord may deem necessary in its sole discretion.  Landlord reserves the right to stop building system services when necessary.  Landlord shall have no responsibility or liability for failure to supply building system services during any such period of interruption; provided, however, that Landlord shall give Tenant 24 hours advance notice of any planned stoppage of building system services for routine maintenance, repairs, alterations or improvements.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 15.

(b)           Tenant’s Repairs.  Subject to Section 11(a) and Section 15 hereof, Tenant, at its expense, shall repair, replace and maintain in the same condition as received on the Commencement Date or as thereafter improved in accordance with this Lease, reasonable wear and tear and damage covered by Section 15 excepted, all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Section 15, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

12.           Liens.  Tenant shall discharge, by bond or otherwise, any liens filed against the Premises or against the Project arising out of work performed or claimed to have been performed, materials furnished or claimed to have been or obligations incurred or claimed to have been incurred by Tenant within 10 days after the filing thereof, at Tenant’s sole cost.

13.           Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all claims for injury or death to persons or damage to property (i) occurring within the Premises and arising directly or indirectly out of use or occupancy of the Premises, unless caused solely by the willful misconduct or negligence of Landlord, (ii) occurring outside of the Premises (including without limitation in the Shared Science Facility or Shared Conference Facility) and arising directly or indirectly out of an act or omission of Tenant, or (iii) arising directly or indirectly out of or a breach or default by Tenant in the performance of any of its obligations hereunder or under the License Agreement.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises or any part of the Project).  Tenant further waives any and all claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

14.           Insurance.  Landlord shall, as an Operating Expense, maintain such insurance covering the Project as Landlord shall reasonably determine.  Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises, Shared Science Facility and Shared Conference Facility.  The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, members, agents, invitees and contractors (individually, a “Landlord Party” and collectively, “Landlord Parties”) and Alexandria Real Estate Equities, Inc., as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof and any servicer in connection therewith, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, members, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

15.           Condemnation and Casualty.  If at any time during the Term the Premises, Common Areas or Project is in whole or in part (i) materially damaged or destroyed by a fire or other casualty, or (ii) taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking”), then this Lease shall, at the written election of Landlord delivered to Tenant within sixty (60) days following such casualty or taking, terminate as of the date of such damage, destruction or Taking.  If at any time during the Term the Premises or Common Areas are in whole or in part (i) materially damaged or destroyed by a fire or other casualty, or (ii) subject to a Taking, then this Lease shall, at the written election of Tenant delivered to Landlord within sixty (60) days following such casualty or taking, terminate as of the date of such damage, destruction or Taking.  Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises and Common Areas (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 26) in, on or about the Premises or Common Areas (collectively referred to herein as “Hazardous Materials Clearances”).

If neither Tenant nor Landlord elect to terminate this Lease pursuant to the immediately preceding paragraph, Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises or Common Areas are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 15, Tenant waives any right to terminate the Lease by reason of damage or casualty loss, provided that, if Landlord shall fail to restore the Premises or Common Areas within 12 months after the receipt of any Hazardous Materials Clearances determined by Landlord to be required (or if Landlord determines that no Hazardous Materials Clearances are required, within 12 months of the end of the 60-day period referred to in the first and second sentences of the immediately preceding paragraph), Tenant shall have a further right to terminate this Lease by written notice to Landlord delivered within 60 days after the expiration of such 12-month period, provided further, that if Landlord completes such restoration within 30 days after receipt of Tenant’s termination notice, such termination notice shall be void and this Lease shall continue in full force and effect.

The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 15 sets forth their entire understanding and agreement with respect to such matters.  Upon any fire or other casualty or Taking, Landlord shall be entitled to receive the entire proceeds of the insurance maintained by Landlord and the entire price or award from any such Taking without, in either case, any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such proceeds or award, except that Tenant shall have the right to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.

16.           Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)           Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law; provided, further, however, that no such notice or opportunity to cure shall be required for any failure by Tenant to pay the first month’s Base Rent and deliver the Security Deposit to Landlord at such time as required pursuant to Section 3(a) above.

(b)           Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)           Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as may be expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(d)           Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

(e)           Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief’); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(f)            Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 19 or 23 within 5 days after a second notice requesting such document.

(g)           Default under License.  Tenant shall be in default or breach of any of its obligations under the License beyond any cure period as may be expressly set forth in the License.

(h)           Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 16, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant, provided that if the nature of such default is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in Default if Tenant commences such cure within 30 days of the aforesaid notice from Landlord and thereafter diligently prosecutes such cure to completion within 90 days of the aforesaid notice from Landlord.  Any notice given under this Section 16(h) shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

17.           Landlord’s Remedies.

(a)           Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act that is the subject of the Default.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)           Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)           Other Remedies.  Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue anyone or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.  No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

This Lease and the Term and estate hereby granted are Subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election,  then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 17(c) provided.  If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant.  Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(i)            In the event of any termination of this Lease as in this Section 17 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises.  Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

(A)          all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

(B)           the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C)           all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D)          the net proceeds of any re-letting actually received by Landlord and (ii) the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(ii)           Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

(iii)          Nothing in this Section 17 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(iv)          If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise.  The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(v)           If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vi)          If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after any applicable cure period provided in Section 16.  All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(vii)         Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 26(c), at Tenant’s expense.

(viii)        In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 17(c).  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

(d)           Except as otherwise provided in this Section 17, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing.  No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing.  Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

18.           Assignment and Subletting.

(a)           General Prohibition.  Without Landlord’s prior written consent Subject to and on the conditions described in this Section 18, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 18.  Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant or any private equity financing by one or more investors who regularly invest in private biotechnology companies, for which Tenant has given Landlord prior written notice, shall not be deemed an assignment.  Such prior written notice shall be treated by Landlord as confidential information subject to Section 37(i) below.

(b)           Permitted Transfers.  If Tenant desires to assign, sublease (in whole or in part), hypothecate or otherwise transfer this Lease or sublet the Premises, other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.  Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, to any proposed assignment, hypothecation or other transfer other than a Subletting, (iii) refuse such consent, in its reasonable discretion, to a proposed subletting (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iv) with respect to any proposed assignment, hypothecation or transfer, or with respect to any proposed subletting for the remainder of the Term of more than 50% of the Premises (taken together with any prior sublettings), terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.

(c)           In considering whether or not to consent to any proposed sublease under clause (iii) of Section 18(b) above, Landlord shall be deemed to have acted reasonably if consent is refused for any of the following reasons: (A) the business or financial reputation of the proposed sublessee, or the business or financial reputation of any of the respective principals or officers thereof, is objectionable in Landlord’s judgment, (B) the proposed sublessee is engaged in areas of scientific research or other business concerns that are reasonably likely in Landlord’s judgment to attract negative publicity about, or protest at, the Building, or its proposed use of the Premises will violate any applicable Legal Requirement, (C) the proposed sublessee is at that time an occupant of the Project (and Landlord has comparable available space in the Project) or negotiating with Landlord or an affiliate thereof for the lease of other space in the Project, (D) the proposed sublessee does not have a creditworthiness, as of the date of transfer, sufficient to support the financial obligations it would incur under the proposed sublease in Landlord’s judgment, (E) the proposed sublessee is a governmental agency, (F) in Landlord’s judgment the use of the Premises by the proposed sublessee would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord, (G) Landlord has received from any other landlord to the proposed sublessee a negative report concerning such other landlord’s experience with the proposed sublessee, (H) Landlord has experienced previous defaults by or is in litigation with the proposed sublessee, (I) the proposed sublease will create a vacancy elsewhere in the Project or at any other property owned in whole or in part by Landlord or any of its affiliates and located in Massachusetts, or (J) the sublease is prohibited by Landlord’s lender, if any.

(d)           Notwithstanding the foregoing, (i) Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant shall not be required, provided that Landlord shall have the right to reasonably approve the form of any such sublease or assignment; and (ii) Tenant shall have the right to assign this Lease, upon 10 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment.  The subletting and assignment described in clauses (i) and (ii) of this paragraph are referred to as a “Permitted Assignment.”

(e)           Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)            that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)           a list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(f)            No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, which shall be prorated for a sublease of less than all of the Premises (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, free rent included as an inducement, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease or any reasonable services fees payable by subtenant to Tenant for the costs to Tenant to provide typical office services such as coffee machines, telephones and fax machines) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(g)           No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(h)           Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 18, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

19.           Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver an estoppel certificate on any form reasonably requested by a proposed lender or purchaser.

20.           Quiet Enjoyment.  So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under landlord.

21.           Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360-day year and 30-day months.

22.           Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit I.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

23.           Subordination.  This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees within 10 business days after demand to execute, acknowledge and deliver such instruments confirming such subordination and/or attornment as shall be requested by any such Holder.  Upon request of Tenant, Landlord shall use commercially reasonable efforts to obtain from any future Holder of a Mortgage on the Project, if any, an agreement of non-

disturbance, which agreement may also contain provisions for subordination, attornment and other terms and conditions of Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases or other superior leases and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.  Landlord represents that the Project is currently not encumbered by a Mortgage as of the date of this Lease.

24.           Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord or required to remain in the Premises in accordance with Section 10, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Section 15 excepted.  At least 2 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises at the expiration or earlier termination of the Tenn, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $1,500.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about’ the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 24.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 26 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

25.                                 Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

26.                                 Environmental Requirements.

(a)                                  Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept.  used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises, Shared Science Facility or any other part of the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or Shared Science Facility by anyone other than Landlord or any Landlord Party otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord and each of the Landlord Parties harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such breach by Tenant of its obligations stated in the preceding sentence or as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Shared Science Facility, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Shared Science Facility, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Shared Science Facility, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Shared Science Facility or the Project.  Notwithstanding anything to the contrary contained in this Section 26(a), Tenant shall not be responsible for the clean up or remediation of, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to contamination on the Project or in the Premises that Tenant can demonstrate to Landlord’s reasonable satisfaction was present on the Project or in the Premises prior to the date of this Lease or in the case of contamination in the Shared Science Facility or Shared Conference Facility was not caused by an act or omission of Tenant, except in any case to the extent Tenant and/or any of the Tenant Parties have exacerbated or contributed to such contamination, and provided that it is understood that Tenant shall have the burden of proof with respect to whether such contamination was present on the Project or in the Premises prior to the date of this Lease or whether such contamination in the Shared Science Facility or Shared Conference Facility was not caused by an act or omission of Tenant.

(b)                                 Business.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord, prior to Tenant’s use of any portion of the Premises for laboratory purposes, a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the

Premises with respect to which Tenant is required to deliver notice to any Governmental Authority (e.g., the fire department) and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List at any additional time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with its use or occupancy of the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date (or if unavailable at that time, concurrent with the receipt from or submission to a Govemmental Authority): permits; approvals; reports and correspondence; storage and management plans; and notices of violations of any Legal Requirements.  Tenant hereby represents and warrants to Landlord that (i) Tenant has not been required by any prior landlord or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question; and (ii) Tenant is not subject to an enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials.  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.  Tenant shall be permitted, however, to redact any portions(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)                                  Landlord’s Tests.  Landlord shall have access to, and a right to perform inspections and tests of, the Premises and the Shared Science Facility to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 26, or the environmental condition of the Premises, the Shared Science Facility or the Project.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises and Shared Science Facility by Tenant or any Tenant Party.  Access to the Premises shall be granted to landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, So far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions for which Tenant is responsible pursuant to this Section 26 and that are identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

(d)                                 Tenant’s Obligations.  Tenant’s obligations under this Section 26 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this lease required by Tenant or landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Lease (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this lease for any portion of the Premises not relet by Landlord in landlord’s sole discretion, which Rent shall be prorated daily.

(e)                                  Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules.  codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including, without limitation, the following: the Comprehensive Environmental Response.  Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous

Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements.  Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes.  by-products.  or residues generated, resulting, or produced therefrom.

(f)                                    Asbestos.

(i)                                     Notification of Asbestos.  Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the locations identified in Exhibit J attached hereto.

(ii)                                  Tenant Acknowledgement.  Tenant hereby acknowledges receipt of the notification in paragraph (i) of this Section 26 and understand that the purpose of such notification is to make Tenant, and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

      NF          Tenant’s Initials

(iii)                               Acknowledgement from Contractors/Employees.  Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services.  Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities.  Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities.  Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval (such approval not to be unreasonably withheld).  Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit J prior to the commencement of such activities.  Nothing in this Section 26 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(A)                              Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(B)                                Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(C)                                Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

27.                                 Tenants Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary), provided, however, that if the nature of Landlord’s obligation arises from an emergency condition and Tenant provides notice to Landlord (which may be telephonic if followed by written notice on the same day describing the emergency condition in reasonable detail, including without limitation the emergency nature of the condition and specifying in all capital letters and boldface type that the condition is an emergency and response is required by Landlord pursuant to the Lease), then Landlord shall respond within a reasonable period after receipt of such notice of the emergency condition.  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

28.                                 Inspection and Access.  Subject to the next sentence, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease, to perform such environmental tests as may be reasonably required to confirm Tenant’s compliance with the terms hereof and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose.

29.                                 Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises, Shared Science Facility, Shared Conference Facility or Common Areas.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises, Shared Science Facility, Shared Conference Facility or Common Areas or any other breach of security with respect to the Premises, Shared Science Facility, Shared Conference Facility, Common Areas or other portion of the Project.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

30.                                 No Broker; Entire Agreement; Amendment.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield of Massachusetts and Richards Barry Joyce & Partners, whose commission shall be paid by Landlord pursuant to a separate agreement.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 30, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.  This Lease constitutes the entire agreement between Landlord and Tenant pertaining to the lease of the Premises and supersedes all other agreements, whether oral or written, pertaining to the lease of the Premises, and no other agreements with respect thereto shall be effective.  Any amendments or modifications of this Lease shall be in writing and signed by both Landlord and Tenant, and any other attempted amendment or modification of this Lease shall be void.

31.                                 Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY

ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS.  DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANTS BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

32.                                 Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

33.                                 Signs; Exterior Appearance.  Tenant shall not: (i) attach anything at any time to any outside wall of the Project, (ii) use any window coverings or sunscreen other than Landlord’s standard window coverings, (iii) place any articles on the window sills, (iv) place any items on any exterior balcony, or (v) paint, affix or exhibit any signs or any kind in the Premises which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet, in each case in Building standard form, shall be provided by Landlord at Landlord’s sole cost and expense.

34.                                 Intentionally Omitted.

35.                                 Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)                                  Extension Right.  Tenant shall have one right (the “Extension Right”) to extend the term of this Lease for 2 years (the “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior to the expiration of the original Term of the Lease.  Promptly after receipt of Tenant’s exercise notice, Landlord shall provide Tenant with Landlord’s determination of the Market Rate for the Extension Term.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Amount as provided in Section 3 above.  As used herein, “Market Rate” shall mean the then market rental rate for combined laboratory and office space in East Cambridge of comparable age, quality, level of finish and proximity to amenities and public transit, which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of the Extension Term.  The Market Rate shall initially be determined by Landlord and submitted to Tenant for its consideration.  If, on or before the date which is 210 days prior to the expiration of the original Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate after negotiating in good faith, Tenant may by written notice to Landlord not later than 180 days prior to the expiration of the original Term of this Lease, elect arbitration as described in Section 35(b) below.  If Tenant has not agreed with Landlord’s determination of the Market Rate and does not elect such arbitration prior to the date that is 180 days prior to the expiration of the original Term, Tenant shall be deemed to have waived any right to extend.

(b)                                 Arbitration.  Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Amount until such determination is made.  After the determination of’ the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech or life sciences space in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of improved office and high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)                                  Rights Personal.  The Extension Right is personal to Tenant (and successors pursuant to a Permitted Assignment) and not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d)                                 Exceptions.  Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i)                                     during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)                                  if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(iii)                               if Tenant (including any successor pursuant to one or more Permitted Assignment(s)) is not in occupancy of at least 75% of the entire Premises demised hereunder both at the time of the exercise of the Extension Right and at the time of the commencement date of the Extension Term.

(e)                                  No Extensions.  The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f)                                    Termination.  The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

36.                                 Right to Expand.

(a)                                  Expansion to Laboratory Space on the Fourth Floor of Building.  Subject to rights granted prior to the date hereof to Third Rock Ventures, LLC and to Eleven Biotherapeutics pursuant to separate written agreements, each time during the Base Term that Landlord intends to accept a written proposal (the “Pending Deal”) to lease the Available Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence of such Pending Deal.  For purposes of this Section 36(a), “Available Space” shall mean those certain portions of the fourth floor of the Project shown on Exhibit K.  Tenant shall be entitled to exercise its right under this Section 36(a) only with respect to the entire Available Space described in such Pending Deal Notice.  Within 10 days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Space Acceptance Notice”) if Tenant elects to lease the Available Space.  Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Available Space pursuant to this Section 36(a) is hereinafter referred to as the “Right of First Refusal.”  If Tenant elects to lease the Available Space described in the Pending Deal Notice by delivering the Space Acceptance Notice within the required 10 day period, Tenant shall be deemed to agree to lease the Available Space on the same general terms and conditions as this Lease except that the terms of this Lease shall be modified to reflect the terms of the Pending Deal.  The term of the Lease with respect to the Available Space shall be the term of the Pending Deal, which Tenant acknowledges and agrees may not be co-terminous with the Term of this Lease with respect to the Premises.  If Tenant fails to deliver a Space Acceptance Notice to Landlord within the required 10 day period, Tenant shall be deemed to have waived its rights under this Section 36(a) with respect to the Available Space identified in the Pending Deal Notice and the provisions of this Section 36(a) shall no longer apply to the Available Space identified in the Pending Deal Notice.

(b)                                 Amended Lease.  If: (i) Tenant fails to timely deliver a Space Acceptance Notice, or (ii) after the expiration of a period of 10 days after Landlord’s delivery to Tenant of a lease amendment or lease agreement for Tenant’s lease of the Available Space, no lease amendment or lease agreement for the Available Space acceptable to both parties each in their sole and absolute discretion, has been executed, Tenant shall be deemed to have waived its right to lease such Available Space.

(c)                                  Exceptions.  Notwithstanding the above, the Right of First Refusal shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i)                                     during any period of time that Tenant is in Default under any provision of the Lease; or

(ii)                                  if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Right of First Refusal.

(d)                                 Termination.  The Right of First Refusal shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Right of First Refusal to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e)                                  Rights Personal.  The Right of First Refusal is personal to Tenant (and successors pursuant to a Permitted Assignment) and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(f)                                    No Extensions.  The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Refusal.

37.                                 Miscellaneous.

(a)                                  Notices.  Except as otherwise provided herein, all notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, confirmed receipt by facsimile, or upon delivery if delivered by reputable overnight guaranty courier or certified mail return receipt requested, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)                                 Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(c)                                  Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d)                                 Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(e)                                  Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(f)                                    Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(g)                                 Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(h)                                 Force Majeure.  Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of the parties (individually or collectively, “Force Majeure”), it being understood that Force Majeure shall not include financial difficulties of Landlord or Tenant, if any.

(i)                                     Financial Information.  Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent unaudited annual financial statements within 90 days and audited annual financial statements within 180 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time but not more than once in any 12 month period, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 37(i) shall not apply.

(j)                                     OFAC.  Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with, and shall at all times during the Term of this Lease remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)                                  Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control, except in the case of conflict between the Rules and Regulations in Exhibit I.  In the event of any conflict between the Rules and Regulations in Exhibit I and the Lease, the Lease shall control.

(l)                                     No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(m)                               Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[Signatures on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

VERASTEM, INC.
a Delaware corporation

By:	/s/ Robert Forrester
Its:	COO

LANDLORD:

ARE-MA REGION NO. 38, LLC, a Delaware limited liability corporation

By:	Alexandria Real Estate Equities, L.P.
a Delaware limited partnership, member

	By:	ARE-QRS Corp., a Maryland
corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President
Real Estate Legal Affairs

EXHIBIT A TO LEASE

DESCRIPTION OR PLAN OF PREMISES

1

EXHIBIT B TO LEASE

DESCRIPTION OR PLAN OF SHARED SCIENCE FACILITY

1

EXHIBIT C TO LEASE

DESCRIPTION OR PLAN OF SHARED CONFERENCE FACILITY

cE
cF
cG
cH
cJ
e3
SECURITY STATION

Partial 1st Floor

1

EXHIBIT D TO LEASE

DESCRIPTION OF PROJECT

A certain parcel of land with the buildings thereon, in Cambridge, Middlesex County, Massachusetts, known as and numbered 215 First Street, and bounded and described as follows:

Beginning at the northwest comer of Athenaeum Street and First Street, said point being the southeasterly corner of the parcel;

Thence running N 80 degrees 12’27” W, a distance of 399.30 feet along the northerly line of said Athenaeum Street;

Thence turning and running N 09 degrees 43’10” E, a distance of 200.00 feet along the easterly line of Second Street;

Thence turning and running S 80 degrees 12’27” E, a distance of 399.41 feet along the southerly line of Munroe Street;

Thence turning and running S 09 degrees 45’06” W, a distance of 200.00 feet along the westerly line of First Street to the point of beginning.

The above described parcel contains 79,871 square feet, more or less.

1

EXHIBIT E TO LEASE

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), dated as of                       , 2011, is made and entered into by and between ARE-MA REGION NO. 38, LLC, a Delaware limited liability company (“Licensor”), and VERASTEM, INC., a Delaware corporation (“Licensee”), with reference to the following Recitals:

RECITALS

A.                                    Licensor is the owner of that certain property commonly known as 215 First Street, Cambridge, Massachusetts (the “Property”).

B.                                    Concurrently herewith, Licensee and Licensor are entering into that certain Lease Agreement (the “Lease”) for certain space located at the Property and more particularly described therein (the “Premises”).  All initially capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Lease.

C.                                    Licensee desires to have, and Licensor desires to grant to Licensee, certain rights to access and use a certain area of the Property described as the “Shared Science Facility” on Exhibit 1 attached hereto and a certain area of the Property described as the “Shared Conference Facility” on Exhibit 2 attached hereto, all in accordance with the terms and provisions set forth below.

AGREEMENT

For and in consideration of the covenants and premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       License; Scheduling and Fees for Shared Conference Facility.

(a)                                  License.  Licensor hereby grants Licensee, and Licensee hereby accepts, a nonexclusive license to use the Shared Science Facility and the Shared Conference Facility subject to the terms and provisions of this Agreement.

(b)                                 Scheduling and Fees for Shared Conference Facility.  Use by Licensee of the Shared Conference Facility shall be in common with others entitled to use the Shared Conference Facility in accordance with scheduling procedures reasonably determined by Licensor.  Licensor shall use commercially reasonable efforts to schedule users on a first-come, first-served basis, but Licensor reserves the right to exercise its discretion in the event of conflicting scheduling requests among users.  The first two occasions in a calendar month that Licensee uses the Shared Conference Facility shall be at no charge for such use, and thereafter Licensee shall pay the hourly charges established by Licensor from time to time for use of the Shared Conference Facility.  The current hourly charge for the use of the Shared Conference Facility as of the date of this Lease is $200 per hour and is subject to change as determined by Licensor from time to time.  Payment of such hourly charges shall be made within 20 days of invoice therefor, and Licensor reserves the right to require an advance deposit from time to time.

2.                                       Use.  Licensee shall exercise its limited rights hereunder in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Property, Shared Science Facility or Shared Conference Facility and the use and occupancy thereof, including the rules and regulations attached as Exhibit 3 hereto, as the same may be revised by Licensor from time to time.

1

3.                                       Term.  The term of this Agreement shall commence on the Commencement Date set forth in the Lease (the “Commencement Date”) and continue until the earlier to occur of (a) the last day on which Licensee is entitled to occupy the Premises pursuant to the terms of the Lease, (b) the date this Agreement is sooner terminated pursuant to its terms, and (c) the date the Lease is sooner terminated pursuant to its terms.  The period between the Commencement Date and the date of termination of this Agreement shall be the “Term.”

4.                                       Relocation and Modification of Shared Science Facility or Shared Conference Facility.  Licensor shall have the right at any time to reconfigure, relocate or modify the Shared Science Facility and/or Shared Conference Facility from time to time and to revise or expand any of the services (if any) provided therein; provided, however, that such reconfiguration, relocation or modification of the respective facility or any revision or expansion of services shall not materially adversely affect Tenant’s use of such facility or service as permitted pursuant to this Agreement.

5.                                       Interference.  Licensee shall use the Shared Science Facility and Shared Conference Facility in a manner that will not interfere with the rights of any tenants, other licensees or Licensor’s service providers.  Licensor assumes no responsibility for enforcing Licensee’s rights or for protecting the Shared Science Facility or Shared Conference Facility from interference or use from any person, including, without limitation, tenants or other licensees of the Property.

6.                                       Default by Licensee.

(a)                                  It is mutually agreed that Licensee shall be in default hereunder (“Default”),

(i)                                     if Licensee fails to comply with any of the terms or provisions of this Agreement, and fails to cure such default within 30 days after the date of delivery of written notice of default from Licensor, provided that if the nature of such default is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Licensee shall not be deemed to be in Default under this License if Licensee commences such cure within 30 days of the aforesaid notice from Licensor and thereafter diligently prosecutes such cure to completion within 90 days of the aforesaid notice from Licensor; or

(ii)                                  with respect to the Shared Conference Facility, if Licensee fails to pay any fees or charges for use of the Shared Conference Facility or other amounts required hereunder when due pursuant to this Agreement; provided, however, that Licensor will give Licensee notice and an opportunity to cure any failure to pay such fees or charges within 3 business days of any such notice not more than once in any 12 month period and Licensee agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law or

(iii)                               during the occurrence and continuation of any Default (as defined in the Lease) under the Lease.

(b)                                 In the event of any Default by Licensee hereunder, Licensor shall be entitled to all rights and remedies provided for Landlord under the Lease, and all other rights and remedies provided at law or in equity, including without limitation, termination of this Agreement and the license granted hereunder.

7.                                       Indemnification and Limitation of Liability.

(a)                                  Licensor’s sole obligation for providing standby generators or any other standby power equipment, other equipment, systems, furnishings or personal property to the Shared Science Facility or Shared Conference Facility, whether or not affixed to the Building (collectively, “Equipment”) shall be (i) to provide such Equipment as is determined by Licensor in its sole and absolute discretion, and (ii) to contract with a third party (determined by Licensor to be qualified) to maintain the Equipment that is deemed by Licensor (in its reasonable professional discretion) to need periodic maintenance per the manufacturer’s standard maintenance guidelines.  Licensor shall have no obligation to provide Licensee with operational Equipment, back-up Equipment or back-up utilities or to supervise, oversee or confirm

2

that the third party maintaining the Equipment is maintaining the Equipment as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the Equipment when such Equipment is not operational, including any delays thereto due to the inability to obtain parts or replacements, Licensor shall have no obligation to provide Licensee with alternative or back-up Equipment or alternative sources of utilities.  Licensee expressly acknowledges and agrees that Licensor does not guaranty that the Equipment will be operational at all times, will function or perform adequately, or that emergency power will be available to the Premises when needed, and Licensor shall not be liable for any damages resulting from the failure of such Equipment.  Licensee hereby releases Licensor from and against any and all claims arising directly or indirectly out of or relating to the Equipment, or the existence, use of failure thereof, unless caused solely by the willful misconduct or gross negligence of Licensor.  The terms and provisions of this Section 7(a) shall survive the expiration or earlier termination of this Agreement.

(b)                                 NOTWlTHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LICENSOR AND LICENSEE TO THE CONTRARY: (i) LICENSOR SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR (AND LICENSEE AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION, TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; and (ii) THERE SHALL BE NO PERSONAL RECOURSE TO LICENSOR FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES, SHARED SCIENCE FACILITY, SHARED CONFERENCE FACILITY OR PROJECT OR ARISING IN ANY WAY UNDER THIS LICENSE AGREEMENT OR ANY OTHER AGREEMENT BETWEEN LICENSOR AND LICENSEE WITH RESPECT TO THE SUBJECT MANNER HEREOF AND ANY LIABILITY OF LICENSOR HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LICENSOR’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LICENSOR’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (iii) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LICENSOR OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS IN CONNECTION WITH THIS LICENSE AGREEMENT NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LICENSOR OR ANY OF LICENSOR’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.

(c)                                  Licensee acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Licensor or otherwise with respect to the Shared Science Facility, Shared Conference Facility or any services (if any) provided in either the Shared Science Facility or Shared Conference Facility, and licensee disclaims any and all such warranties.

(d)                                 Licensor shall not be in default hereunder unless Licensor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Licensee specifying such failure, with such extension of time by reason of Force Majeure as may be reasonably necessary; provided, however, that if the nature of Licensor’s obligation arises from an emergency condition and Licensee provides notice to Licensor (which may be telephonic if followed by written notice on the same day describing the emergency condition in reasonable detail, including without limitation the emergency nature of the condition and specifying in all capital letters and boldface type that the condition is an emergency and response is required by Licensor pursuant to this Agreement), then Licensor shall respond within a reasonable period after receipt of such notice of the emergency condition..  Licensee’s sole remedy for any breach or default by Licensor hereunder shall be to terminate this Agreement and Licensee hereby, to the maximum extent possible, knowingly waives the provisions of any law or regulation, now or hereafter in effect which provides additional or other remedies to Licensee as a result of any breach by Licensor hereunder or under any such law or regulation.

3

8.                                       Miscellaneous.

(a)                                  This Agreement, together with the Lease, constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein.  Any amendments to this Agreement must be in writing and executed by both parties.

(b)                                 If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby.

(c)                                  This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the respective parties.

(d)                                 All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth in the Lease (as the same may be revised from time to time in accordance with the terms of the Lease).

(e)                                  The license granted hereunder is appurtenant to Licensee’s leasehold interest in the Premises and may not be assigned or otherwise pledged or transferred, directly or indirectly, except in connection with any assignment of the Lease or sublease of the Premises to which Landlord consents or is otherwise permitted under the Lease.  In the event of a permitted assignment of the Lease, this Agreement shall automatically be assigned thereby, and thereupon the assigning Licensee shall have no further rights to use or access the Shared Science Facility or Shared Conference Facility.  No assignment or other transfer of the Lease or of this License shall release Licensee of its obligations hereunder.

(f)                                    This Agreement shall be construed, interpreted, governed and enforced pursuant to the laws of the state in which the Property is located.

(g)                                 This Agreement may be executed in multiple counterparts but all counterparts taken together shall constitute a single document.

(h)                                 Time is of the essence of each and every provision of this Agreement.

(i)                                     The parties to this Agreement hereby acknowledge that each such party and its counsel have participated in the negotiation and preparation of this Agreement, and this Agreement shall be construed and interpreted without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

(j)                                     Licensee acknowledges that its use of the Shared Science Facility and Shared Conference Facility are non-exclusive and will be subject to the use of other tenants and licensees of the Property.  Licensee acknowledges that it will be important for all such users to cooperate with each other to maintain the confidentiality of each party’s documents and operations as well as information a party may hold under confidential arrangements with third parties.  Licensee shall maintain and treat as confidential and secret all information and materials which may intentionally or unintentionally be disclosed to it in connection with such shared occupancy (the “Confidential Information”).  Licensee shall not disclose Confidential Information to any third party and will take appropriate action by instruction, agreement or otherwise with its employees, agents, affiliates, associates, representatives, contractors and invitees to ensure that security of the Confidential Information is maintained.  Notwithstanding the foregoing, Licensee may disclose Confidential Information to the extent that (a) disclosure is compelled by judicial or administrative process or other requirements of law, or (b) Licensee can show that such Confidential Information (i) was publicly available prior to the date of this Agreement or thereafter became publicly available without violation of this Agreement by Licensee or its employees, agents, affiliates, associates, representatives, contractors or invitees, or (ii) became available to Licensee by means other than its use of or access to the Shared Science Facility or Shared Conference Facility.  The provisions of this Section 8(j) shall survive the expiration or earlier termination of this Agreement.

4

[Signatures On Next Page]

5

IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LICENSEE:

VERASTEM, INC.
a Delaware corporation

By:
Its:

LICENSOR:

ARE-MA REGION NO. 38, LLC, a Delaware limited liability corporation

By:	Alexandria Real Estate Equities, L.P.
a Delaware limited partnership, member

	By:	ARE-QRS Corp., a Maryland
corporation, general partner

By:
Its:

6

EXHIBIT 1 TO LICENSE AGREEMENT

DESCRIPTION OR PLAN OF SHARED SCIENCE FACILITY

aG
aH
FUTURE GW MIELE G 7883CO
FUTURE GW MIELE G 7883CO
GW MIELE G 7825
a3
FD
GLASS WASH
103
FUTURE GW MIELE G 7825
ICE HOSHIZAKI
UP 3"
UP
FUTURE ACL STERIS/AMSCO STEAM STERILIZER
ACL STERIS/AMSCO STEAM STERILIZER
MECH.
103A
6'-0"
3'-11" CLEAR
a5

Partial 1st Floor

1

EXHIBIT 2 TO LICENSE AGREEMENT

DESCRIPTION OF PLAN OF SHARED CONFERENCE FACILITY

cE
cF
cG
cH
cJ
e3
SECURITY STATION

Partial 1st Floor

1

EXHIBIT 3 TO LICENSE AGREEMENT

RULES AND REGULATIONS

Rules and regulations (if any) will be established and implemented by Licensor during the Term.

1

EXHIBIT F TO LEASE

INTENTIONALLY OMITTED

1

EXHIBIT G TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this 6th day of May, 2011, between ARE-MA REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and VERASTEM, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated May 2, 2011 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the lease, that the Commencement Date of the Base Term of the Lease is May 9, 2011 and the termination date of the Base Term of the Lease shall be midnight on October 31, 2014.  In case of a conflict between this Acknowledgment of Commencement Date and the Lease, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

VERASTEM, INC.
a Delaware corporation

By:	/s/ Robert Forrester
Its:	COO

LANDLORD:

ARE-MA REGION NO. 38, LLC, a Delaware limited liability corporation

By:	Alexandria Real Estate Equities, L.P.
a Delaware limited partnership, member

	By:	ARE-QRS Corp., a Maryland
corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President
Real Estate Legal Affairs

1

EXHIBIT H TO LEASE

TENANT’S PERSONAL PROPERTY

None.

1

EXHIBIT I TO LEASE

Rules and Regulations

1.             The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.             Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.             Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.             Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.             If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.             Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.             Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.             Tenant shall maintain the Premises free from rodents, insects and other pests.

9.             Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.           Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.           Tenant shall give landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.           Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

1

13.           All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.           No auction, public or private, will be permitted on the Premises or the Project.

15.           No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.           The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an area designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.           Tenant shall ascertain from landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.           Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.           Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

2

EXHIBIT J TO LEASE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 215 First Street, Cambridge, MA (“Building”).

Historically, asbestos was commonly used in building products used in the construction of buildings across the country.  Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation.  Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

No ACMs were identified in an asbestos survey of the building conducted in 2007.  However, to avoid damage, several materials were not sampled and are presumed asbestos-containing materials or PACMs as listed in the following table:

Material Description	Material Location
Ceramic tile adhesive and grout	Throughout restrooms; ground floor hallways; first floor lobby and hallways
Built-up roofing beneath rubber	Throughout roof
Flashing cement	Roof
Flex connectors on HVAC units	Roof

The PACMs described above were observed to be in good condition and may be managed in place.  Because ACMs may be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”).  The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building.  The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs.  Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices.  ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled.  This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases.  However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers.  In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs.  Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at Landlord’s office located at 700 Technology Square, Suite 302, Cambridge, MA 02139.

1

EXHIBIT K TO LEASE

AVAILABLE SPACE

1